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                                                            Exhibit 10.11(c)
                              FIRST AMENDMENT TO
              $100,000,000 364 DAY REVOLVING CREDIT AGREEMENT

      THIS FIRST AMENDMENT, dated as of November 20, 2001, amends and modifies a certain $100,000,000 364 Day Revolving Credit Agreement, dated as of November 22, 2000 (the "Credit Agreement"), between ALLEGHANY CORPORATION (the "Borrower") and U.S. BANK NATIONAL ASSOCIATION, and the sole Bank under the Credit Agreement and as the Agent (the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

      FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree that the Credit Agreement is amended as follows.

                ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

      1.1 Definition. A definition of "Mellon Credit Agreement" is added to Section 1.1 and shall read as follows:

            "`Mellon Credit Agreement': An agreement between the Borrower and Mellon Bank, N.A. (in such capacity, the `Issuing Bank'), to be dated on or about November 30, 2001, pursuant to which the Issuing Bank may issue letters of credit for the account of the Borrower in aggregate amounts not to exceed $25,000,000."

      1.2  Revolving Commitment Ending Date.   Section 2.11 is amended by
deleting "November 20, 2001" and inserting "February 20, 2002" in place thereof.

      1.3  Negative Pledges.  Section 6.4 is amended to read as follows:

            "Section 6.4 Negative Pledges. Except for restrictions for the benefit of the holder of any Lien that is permitted by Section 6.10 hereof which restriction relates solely to the property which is the subject of such Lien, the Borrower will not enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would (i) prohibit the Borrower from granting, or otherwise limit the ability of the Borrower to grant, to the Banks any Lien on any assets or properties of the Borrower, except for provisions of the Mellon Credit Agreement substantially in the form set forth on Exhibit A to the First Amendment hereof, or (ii) require the Borrower to grant a Lien to any other Person if the Borrower grants any Lien to the Banks."

      1.4  Liens.  Section 6.10(k) is amended to read as follows:

            "6.10(k) Liens, other than Liens included in any of Sections 6.10(a) through 6.10(j), that secure in the aggregate obligations not in excess of an amount equal to 5% of the Tangible Net Worth of the Borrower, provided, that during such time as the Mellon Credit Agreement shall include the negative pledge described and permitted under Section 6.4


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      hereof, Liens securing creditors other than Mellon Bank, N.A. in its capacity as Issuing Bank under the Mellon Credit Agreement shall not secure in the aggregate obligations in excess of the remainder of (a) 5% of the Tangible Net Worth of the Borrower, less (b) the aggregate face amount of letters of credit or other principal amount of credit that may be extended to the Borrower under the Mellon Credit Agreement."

      1.5 Construction. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

      To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                      ARTICLE III - CONDITIONS PRECEDENT

      This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

      3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article IV of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

      3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.


                             ARTICLE IV - GENERAL

      4.1 Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by this Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent harmless from all liability for, any stamp or other taxes which may be payable with

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respect to the execution or delivery of this Amendment, which obligations of the
Borrower shall survive any termination of the Credit Agreement.

      4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

      4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

      4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.



                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:  /s/ Sam P. Pepper
                                        ------------------------------
                                   Title Vice President
                                        ------------------------------


                                    ALLEGHANY CORPORATION


                                    By: /s/ Peter R. Sismondo
                                        ------------------------------
                                    Title Vice President
                                         ------------------------------

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                                    Exhibit A
                               to First Amendment

                           Form of Relevant Provisions
                           of Mellon Credit Agreement

    6.10. Liens. Unless one or more of the Credit Parties shall have granted to, and shall continue to maintain in favor of, the Issuing Bank as security for payment of the Obligations a perfected first priority security interest in cash collateral on deposit at the Issuing Bank (or in a custodial account maintained with the Issuing Bank's trust operations) in an amount not less than 105% of the Letter of Credit Exposure pursuant to documentation reasonably satisfactory to the Issuing Bank, no Credit Party will create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by such Credit Party, except:

      (a)  Liens existing on the date of this Agreement and disclosed on
Schedule 6.10 hereto;

      (b) Any Lien extending, renewing or replacing any Lien permitted by
Section 6.10 (a) above, provided that such Lien may relate solely to the property subject thereto as of the date hereof and provided further that such Lien may secure only (i) the Indebtedness secured by such Lien as of the date hereof or (ii) Indebtedness extending, replacing or renewing such Indebtedness the incurrence of which is permitted by Section 6.09 hereof.

      (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of such Credit Party.

      (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.04.

      (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.04.

      (f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

      (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, or security interests retained by depositary banks pursuant to their standard banking services agreements; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by such Credit Party in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System or any successor thereto, and (ii) such deposit account is not intended by such Credit Party to provide collateral to the depository institution.

      (h) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of such Credit Party.

      (i) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

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      (j) Liens, other than Liens included in any of Sections 6.10(a) through
6.10(i), that secure in the aggregate obligations not in excess of an amount equal to 5% of the Tangible Net Worth of such Credit Party.



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